                                                                     Exhibit 4.3


________________________________________________________________________________





                         MASTER CONTRIBUTION AGREEMENT

                                    between

                        ADVANTA BUSINESS SERVICES CORP.,
                               as the Contributor

                                      and

                     ADVANTA LEASING RECEIVABLES CORP. III,
                             as the Obligors' Agent

                                  Dated as of

                                  May 1, 1997



________________________________________________________________________________

                               TABLE OF CONTENTS



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
ARTICLE I.             DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

         SECTION 1.01  Terms Defined in the Master Facility Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         SECTION 1.02  Additional Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE II.            CONVEYANCE OF INITIAL CONVEYED ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

         SECTION 2.01  Capital Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         SECTION 2.02  Custody of Contract Files  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
         SECTION 2.03  Servicing of Contracts and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         SECTION 2.04  Contribution of Conveyed Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

ARTICLE III.           REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

         SECTION 3.01  Representations and Warranties of ABS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
         SECTION 3.02  Representations and Warranties of the Obligors' Agent  . . . . . . . . . . . . . . . . . . . . . . .     7
         SECTION 3.03  Removal of Contracts and Equipment by ABS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE IV.            COVENANTS OF ABS, THE OBLIGORS AND THE OBLIGORS' AGENT   . . . . . . . . . . . . . . . . . . . . . .     8

         SECTION 4.01  ABS Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         SECTION 4.02  Covenants of the Obligors' Agent and each Obligor  . . . . . . . . . . . . . . . . . . . . . . . . .    11
         SECTION 4.03  Pledge of Conveyed Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE V.             CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

         SECTION 5.01  Conditions to the Obligors' Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         SECTION 5.02  Conditions to ABS's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13

ARTICLE VI.            TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

         SECTION 6.01  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 6.02  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14





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


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ARTICLE VII.           MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

         SECTION 7.01  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 7.02  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 7.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         SECTION 7.04  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         SECTION 7.05  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         SECTION 7.06  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         SECTION 7.07  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         SECTION 7.08  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         SECTION 7.09  Binding Effect; Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         SECTION 7.10  Merger and Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         SECTION 7.11  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         SECTION 7.12  Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         SECTION 7.13  No Bankruptcy Petition Against Obligors' Agent or any Obligor  . . . . . . . . . . . . . . . . . . .    16

         EXHIBIT A - Form of Contribution Agreement Supplement

                         MASTER CONTRIBUTION AGREEMENT


                       THIS MASTER CONTRIBUTION AGREEMENT, dated as of May 1, 1997, is entered into between ADVANTA BUSINESS SERVICES CORP. ("ABS"), a Delaware corporation located at 1020 Laurel Oak Road, Voorhees, New Jersey 08043, and ADVANTA LEASING RECEIVABLES CORP. III, a Nevada corporation located at 1325 Airmotive Way, Reno, Nevada 89502 (the "Obligors' Agent").

                              W I T N E S S E T H:

                       WHEREAS, ABS in the ordinary course of its business originates and acquires Contracts in the United States and its territories and possessions; and

                       WHEREAS, ABS desires to transfer and assign all of its right, title and interest in and to the Conveyed Assets (as defined below) to the Obligors upon the terms and conditions hereinafter set forth;

                       WHEREAS, the Obligors, ABS, in its capacity as Servicer and The Chase Manhattan Bank have heretofore entered into the Master Business Receivables Asset-Backed Financing Facility Agreement dated as of May 1, 1997 (the "Master Facility Agreement") pursuant to which the Obligors will finance their acquisition and holding of the Conveyed Assets;

                       WHEREAS, it is contemplated that following such transfer and assignment, ABS will continue to administer and service the Conveyed Assets in its capacity as Servicer pursuant to the Master Facility Agreement;

                       NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.

                                  DEFINITIONS

                       SECTION 1.01 Terms Defined in the Master Facility Agreement. For the purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Master Facility Agreement.

                       SECTION 1.02 Additional Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                       "Agreement" shall mean this Master Contribution Agreement, as defined in the preamble to this Agreement, and all amendments hereto.

                       "ABS" shall mean Advanta Business Services Corp., a Delaware corporation.

                       "Capital Contribution" shall have the meaning set forth in Section 2.01 hereof.

                       "Contribution Agreement Supplement" shall mean each Contribution Agreement Supplement executed and delivered pursuant to this Agreement substantially in the form of Exhibit A.

                       "Contribution Date" shall mean each date on which a contribution of Conveyed Assets is to be effected, as set forth in the related Contribution Agreement Supplement.

                       "Conveyed Assets" means (i) each Contract contributed or otherwise transferred to the Related Obligor(s) by ABS pursuant to a Contribution Agreement Supplement under the Master Facility Agreement, together with (ii) all Collections after the related Contribution Date, (iii) Related Security associated therewith, (iv) all balances, instruments, monies and other securities and investments held from time to time by ABS, as Servicer, representing Collections or Residual Receipts or Insurance Proceeds received after the related Contribution Date; (v) all security interests in the Equipment not owned by ABS, and all Equipment owned by ABS, in each case associated with such Contracts, and (vii) all proceeds of the foregoing, but excluding any Insurance Premiums, taxes, late charge fees, Initial Unpaid Amounts and Security Deposits.


                       "Electronic Ledger" shall mean ABS's master electronic record of all contracts serviced by it, including the Contracts.

                       "Related Obligor(s)" shall mean the Obligor(s) designated as the "Related Obligors" in the related Contribution Agreement Supplement.


                                  ARTICLE II.

                     CONVEYANCE OF INITIAL CONVEYED ASSETS

                       SECTION 2.01 Capital Contribution. (a) ABS shall, from time to time, and pursuant to a Contribution Agreement Supplement make a capital contribution (a "Capital Contribution") to the Obligor(s) specified in such Contribution Agreement Supplement of all of ABS's right, title and interest in, to, and under the related Conveyed Assets, whether now existing or hereafter arising, and ABS shall, from time to time, and pursuant to a Contribution Agreement Supplement assigns, conveys, grants and transfers to such Related Obligors, without representation, warranty or recourse except as expressly provided in Section 3.01, all of its right, title and interest in and to such related Conveyed Assets.

                       (b) In connection with such contribution and conveyance, prior to the related Contribution Date, ABS agrees to record and file, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the related Conveyed Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the transfer and contribution of the related Conveyed Assets from ABS to the Related Obligors and the pledge of such related Conveyed Assets from the Related Obligors to the Trustee, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Obligors' Agent on or prior to the related Contribution Date; provided, however, that, except as required by the Master Facility Agreement, no financing statements will be recorded or filed with respect to the contribution or transfer of the Equipment unless ABS shall be requested by the Obligors' Agent, to file UCC-3 statements or similar statements with respect to Equipment on which ABS has a security interest only in order to exercise remedies with respect to Charged-Off Contracts to which such Equipment relates; and provided, further, that the Contract Files will not be physically delivered to the Related Obligors or to the Trustee, but instead will be held by ABS on behalf of the Trustee and the Contract Files will be marked as required by the Master Facility Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement required by ABS or the Obligors' Agent is sufficient as a financing statement in any state to perfect the transfers granted in this Agreement.

                       (c) In connection with each such contribution and conveyance, ABS shall, at its own expense, (i) cause its Electronic Ledger to be marked to show that the related Conveyed Assets have been contributed and transferred to the Related Obligors in accordance with this Agreement, and the related Conveyed Assets pledged to the Trustee in accordance with the Master Facility Agreement on or prior to the related Contribution Date and (ii) deliver to the Trustee on behalf of the Related Obligors the related List of Contracts on the related Contribution Date.

                       SECTION 2.02 Custody of Contract Files. In connection with (a) each contribution, assignment, transfer and conveyance of Conveyed Assets to the Related Obligors pursuant to the related Contribution Agreement Supplement, and (b) each pledge by such Related Obligors to the Trustee for the benefit of the related Series Secured Parties, pursuant to the Master Facility Agreement, ABS, for so long as it shall act as the Servicer under the Master Facility Agreement, will retain the Contract Files and any related evidence of insurance and payments, all of which shall be held on behalf of the Trustee.

                       SECTION 2.03 Servicing of Contracts and Equipment. In connection with the contribution, assignment, transfer and conveyance of the Contracts and Equipment to the Related Obligors pursuant to the related Contribution Agreement Supplement and pledge thereof to the Trustee, ABS hereby agrees to service the Contracts and Equipment for the benefit of the Related Obligors (and their respective successors and assigns) and the Trustee in accordance with the terms and conditions of the Master Facility Agreement.

                       SECTION 2.04 Contribution of Conveyed Assets. Each contribution of Conveyed Assets shall be evidenced by the execution and delivery by ABS and the Related Obligors of the related Contribution Agreement Supplement in the form of Exhibit A hereto, and all of the Related Obligors' rights thereunder shall similarly be pledged to the Trustee for the benefit of the related Series Secured Parties, as of the related Contribution Date. Each such contribution shall be effective as of the related Contribution Date.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

                       SECTION 3.01 Representations and Warranties of ABS. ABS hereby makes the following representations and warranties for the benefit of the Related Obligors, the Trustee and the related Series Secured Parties. Such representations and warranties speak as of the related Contribution Date, unless otherwise indicated, but shall survive each contribution, assignment, transfer and conveyance of the Conveyed Assets to the Related Obligors and their successors and assigns.

                 (a) As to the Conveyed Assets, those representations and warranties set forth in, or referenced in, Section 3 of the related Contribution Agreement Supplement.

                 (b)      As to ABS:

                               (i) Organization and Good Standing. ABS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as presently conducted, and had at all relevant times, and now has, power, authority, and legal right to acquire, own and convey the Conveyed Assets;

                              (ii) Due Qualification. ABS is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, license or approval, except to the extent that the failure to be so qualified, or to obtain such licenses and approvals, would not, in the aggregate, materially and adversely affect the ability of ABS to perform its obligations under this Agreement, the Master Facility Agreement and each Series Related Document to which ABS is a party, including those Series Related Documents to which ABS is a party in its capacity as the Servicer;

                             (iii)   Power and Authority.  ABS has the
         corporate power and authority to execute and deliver this Agreement, the Master Facility Agreement, and each Series Related Document to which ABS is a party, including those Series Related Documents to which ABS is a party in its capacity as the Servicer, and to carry out their respective terms; ABS has duly authorized the transfer and assignment to the Related Obligor(s) of the related Conveyed Assets by all necessary corporate action; and the execution, delivery, and performance of all Series Related Documents has been duly authorized by ABS by all necessary corporate action;

                              (iv) Valid Contribution; Binding Obligations. Upon execution and delivery of each Contribution Agreement Supplement by ABS, such Contribution Agreement Supplement will constitute a valid contribution, assignment, transfer and conveyance to the Related Obligor(s) of all right, title and interest of ABS in, to and under the Conveyed Assets transferred thereby, and the Conveyed Assets will thereafter be held by such Related Obligors free and clear of any Adverse Claims of ABS or any Person claiming through or under ABS, except for Adverse Claims permitted under, or to be created by, the Master Facility Agreement and the Series Supplement; this Agreement, the Master Facility Agreement and each Series Related Document to which ABS is a party, including those Series Related Documents to which ABS is a party in its capacity as the Servicer, when duly executed and delivered, will constitute a legal, valid, and binding obligation of ABS, enforceable against ABS in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought whether a proceeding at law or in equity;

                               (v)   No Violation.  The consummation of the
         transactions contemplated by and the fulfillment of the terms of this Agreement, the Master Facility Agreement and each Series Related Document to which ABS is a party, including those Series Related Documents to which ABS is a party in its capacity as the Servicer, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of ABS, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which

         ABS is a party or by which it is bound, or result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement, the Master Facility Agreement and each Series Related Document to which ABS is a party, including those Series Related Documents to which ABS is a party in its capacity as the Servicer, or violate any law or any order, writ, judgment, award, injunction, decree, rule, or regulation applicable to ABS or affecting it or its property, which would have a material adverse effect on the Conveyed Assets, and no transaction contemplated hereby requires compliance with any bulk sales act or similar law;

                              (vi) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of ABS, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental authority (A) asserting the invalidity of this Agreement, the Master Facility Agreement and each Series Related Document to which ABS is a party in its capacity as the Servicer, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Contribution Agreement Supplement or the Master Facility Agreement, or (C) seeking any determination or ruling that might (in the reasonable judgment of ABS) materially and adversely affect the performance by ABS of its obligations under, or the validity or enforceability of, this Agreement, any Contribution Agreement Supplement or the Master Facility Agreement;

                             (vii) Insolvency. ABS is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement, the Master Facility Agreement and each Series Related Document to which ABS is a party in its capacity as the Servicer;

                            (viii)   Principal Place of Business.  ABS's
         principal place of business, the location of the Contract Files and chief executive office is in the State of New Jersey, County of Camden;

                              (ix) Valid Transfer. It is the intention of ABS that each assignment, transfer and conveyance herein contemplated constitute a transfer of the related Conveyed Assets from ABS to the Related Obligors and that the beneficial interest in and title to the Conveyed Assets not be part of the estate of ABS, as a debtor, in the event of the filing of a bankruptcy petition by or against ABS under any bankruptcy law;

                               (x) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by ABS of this Agreement, the Master Facility Agreement and each Series Related

         Document to which ABS is a party in its capacity as the Servicer, except for such authorizations, approvals, actions, notices and filings as have already been obtained, taken or made in connection with Municipal Contracts;

                              (xi) Accuracy of Information. All information heretofore furnished in writing by ABS to the Obligors, the Obligors' Agent or the Trustee for purposes of or in connection with this Agreement, the Master Facility Agreement and each Series Related Document to which ABS is a party in its capacity as the Servicer, or any Pledge is true, accurate and complete in every material respect on the date such information is stated or certified, and all such information hereafter furnished by ABS to such Persons will be true, accurate and complete in every material respect, on the date such information is stated or certified; and

                             (xii) Names. In the past two years, ABS has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and Advanta Leasing Corp.

                 SECTION 3.02 Representations and Warranties of the Obligors' Agent. The Obligors' Agent hereby makes the following representations and warranties to ABS, the Trustee and each Series Secured Party on which ABS relies in investing in the Obligors by contributing the Conveyed Assets. Such representations and warranties speak as of each Contribution Date, and shall survive each assignment, transfer and conveyance of the respective Conveyed Assets to the Related Obligors and their respective successors and assigns.

                 (a) Organization and Good Standing. Each Obligor is a legal entity duly organized, validly existing and in good standing under the laws of the State of its organization, with full corporate power and authority to own its properties and to conduct its business as presently conducted;

                 (b) Due Qualification. Each Obligor is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, license or approval, except to the extent that the failure to be so qualified, or to obtain such license and approvals would not, in the aggregate, materially and adversely affect the ability of such Obligor to comply with the terms of all Series Related Documents to which such Obligor is a party;

                 (c) Power and Authority. Each Obligor has the corporate power and authority to execute and deliver all Series Related Documents to which such Obligor is a party and to carry out their respective terms; and the execution, delivery, and performance of all Series Related Documents to which such Obligor is a party have been duly authorized by such Obligor by all necessary corporate action;

                 (d) Binding Obligations. Each Series Related Document to which such Obligor is a party, when each has been duly executed and delivered, will constitute a legal, valid, and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought whether a proceeding at law or in equity;

                 (e) No Violation. The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement, the Note Purchase Agreement, the Notes, the Master Facility Agreement, the Series Supplement and each Contribution Agreement Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Organizational Documents of such Obligor, or any material term of any agreement to which such Obligor is a party.

                 SECTION 3.03 Removal of Contracts and Equipment by ABS. Upon discovery by ABS, the Obligors' Agent or any Obligor of a breach of any of the representations and warranties made pursuant to Section 3.01 or in any Contribution Agreement Supplement that materially and adversely affects the interests of the Related Obligor or its successors or assigns, including the Trustee, in any of the Contracts or the Equipment, the party discovering such breach shall give prompt written notice to the others. Unless the breach shall have been cured by ABS or waived by the Trustee in all material respects within 30 days following the discovery by ABS of, or ABS' receipt of written notice from the Trustee, the Obligors' Agent or any Obligor of, such breach, ABS shall remove such Contract and the Equipment subject to such Contract, and deposit in the Master Facility Account the Prepayment Amount pursuant to the terms of the Master Facility Agreement. The obligation of ABS as provided in this Section
3.03 to remove any Contract and the Equipment subject to such Contract as to which a breach has occurred and is continuing and to remit the Reconveyance Amount shall constitute the sole remedy against ABS for such breach available to, the Obligors' Agent or any Obligor and the Trustee. The representations and warranties set forth in Section 3.01 shall survive each contribution and assignment of the Conveyed Assets to the Related Obligor and their Pledge to the Trustee.


                                  ARTICLE IV.

                         COVENANTS OF ABS, THE OBLIGORS
                            AND THE OBLIGORS' AGENT

                 SECTION 4.01 ABS Covenants. ABS hereby covenants and agrees with the Obligors and the Obligors' Agent as follows:

                 (a) Merger or Consolidation of, or Assumption of the Obligations of, ABS. Any corporation (i) into which ABS may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which ABS shall be party, or (iii) succeeding to the business of ABS substantially as a whole, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of ABS under this Agreement and each Contribution Agreement Supplement, will be the successor to ABS under this Agreement and each Contribution Agreement Supplement, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, anything in this Agreement or any Contribution Agreement Supplement to the contrary notwithstanding; provided, however, that immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached.

                 (b) Limitation on Liability of ABS and Others. ABS and any director or officer or employee or agent of ABS may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement and each Contribution Agreement Supplement. ABS shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the transferor of the Conveyed Assets under this Agreement or any Contribution Agreement Supplement and that in its opinion may involve it in any expense or liability.

                 (c) Preservation of Security Interest. ABS shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Related Obligors under this Agreement and each Contribution Agreement Supplement in the Conveyed Assets and in the proceeds thereof; provided, that, no filings shall be required on any Equipment except (i) as required by ABS' Credit and Collection Policy and (ii) as otherwise required by any Contribution Agreement Supplement. ABS shall not be required to file financing statements with respect to the Equipment except as otherwise required hereby.

                 (d) Preservation of Name, etc. ABS will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by ABS in accordance with paragraph (c) above or the Master Facility Agreement seriously misleading within the meaning of Section 9-402 (7) of the UCC, unless it shall have given the Obligors' Agent and the Trustee at least 30 days' prior written notice thereof.

                 (e) Preservation of Office. ABS will give the Obligors' Agent and the Trustee at least 30 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement filed hereunder or pursuant to the terms of any conveyance agreement.

                 (f) Electronic Ledger. ABS as Servicer of the Contracts and Equipment will, at its own cost and expense, (i) retain the Electronic Ledger as a master record of the Contracts and Equipment and (ii) mark the Electronic Ledger to the effect that the Contracts and Equipment have been transferred to the Related Obligors and that they have been transferred and assigned to the Trustee pursuant to the Master Facility Agreement.

                 (g) Compliance with Law. ABS will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Conveyed Assets or any part thereof; provided, however, that ABS may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Related Obligors or the Trustee in the Conveyed Assets.

                 (h) Conveyance of Conveyed Assets; Security Interests. Except for the transfers and conveyances under the Contribution Agreement Supplements and pursuant to the Master Facility Agreement, ABS will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Adverse Claim on any Asset, or any interest therein and ABS shall defend the right, title, and interest of the Related Obligors and their successors and assigns in, to, and under the Conveyed Assets, against all claims of third parties claiming through or under ABS; provided, however, that nothing in this Section 4.01(h), shall prevent or be deemed to prohibit ABS from suffering to exist upon any of the Conveyed Assets any Adverse Claim for federal, state, municipal or other local taxes if such taxes shall not at the time be due and payable or if ABS shall concurrently be contesting the validity thereof in good faith by appropriate proceedings which act to stay enforcement thereof and shall have set aside on its books adequate reserves with respect thereto.

                 (i) Notification of Breach. ABS will advise the Obligors' Agent and the Trustee promptly, in reasonable detail, of the occurrence of any breach by ABS or any other party hereto following discovery by ABS of such breach of any of its representations, warranties and covenants contained herein.

                 (j) Further Assurances. ABS will make, execute or endorse, acknowledge and file or deliver to the Obligors' Agent and/or the Obligors from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Conveyed Assets and other rights covered by this Agreement, as the Obligors' Agent and/or the Obligors or the Trustee may request and reasonably require; provided, that, no UCC filing will be required with respect to the Equipment except as otherwise required hereby or by the Master Facility Agreement.

                 (k) Indemnification. ABS agrees to indemnify, defend and hold the Obligors' Agent and/or the Obligors harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Obligors' Agent and/or the

Obligors may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of or is based upon a breach by ABS of its covenants contained in Section 4.01, or any information certified in any schedule delivered by ABS hereunder or under any Contribution Agreement Supplement, being untrue in any material respect at any time. The obligations of ABS under this Section 4.01(k) shall be considered to have been relied upon by the Obligors' Agent and the Obligors and shall survive the execution, delivery, and performance of this Agreement regardless of any investigation made by the Obligors' Agent and/or the Obligors or on its or their behalf.

                 (l) Non-disclosure. ABS hereby covenants and agrees with the Obligors' Agent and the Obligors not to disclose to any Person (except the Trustee) any of the information contained in the Electronic Ledger or any List of Contracts delivered on subsequent Contribution Dates pursuant to Sections
2.02 and 5.01(c) hereof, except such disclosures as are required upon appointment of a successor Servicer under the Supplement Agreement or by law and except that ABS consents to the disclosure of any material nonpublic information with respect to it (i) to any other such party, (ii) to any prospective or actual assignee or participant of any of them, (iii) by the Trustee to any Rating Agency, commercial paper dealer or Support Provider, or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Noteholders' Agent provides managerial services or acts as the administrative agent and (iv) to any officers , directors, employees, outside accountants and attorneys of any of the foregoing. ABS hereby agrees to take such measures as shall be reasonably requested by the Obligors' Agent and/or the Obligors or the Trustee to protect and maintain the security and confidentiality of any of the information, and in connection therewith, shall allow the Obligors' Agent and the Obligors or the Trustee from time to time during normal business hours and upon reasonable prior notice to inspect the applicable security and confidentiality arrangements from time to time in normal business hours. ABS shall give the Obligors' Agent and the Trustee five days' prior written notice of any disclosure pursuant to this
Section 4.01(l).

                 SECTION 4.02 Covenants of the Obligors' Agent and each Obligor. The Obligors' Agent and each Obligor each hereby covenants and agrees with ABS as follows:

                 (a) Non-disclosure; Inspection. The Obligors' Agent and each Obligor each hereby covenants and agrees with ABS not to disclose to any Person (except the Trustee) any of the information contained in the Electronic Ledger, or any List of Contracts delivered on subsequent Contribution Dates to the Related Obligors pursuant to Sections 2.02 and 5.01(c) hereof, except such disclosures as are required upon appointment of a successor Servicer under the Master Facility Agreement or by law and except that the Obligors' Agent and each Obligor each consents to the disclosure of any material nonpublic information with respect to it (i) to any other such party, (ii) to any prospective or actual assignee or participant of any of them, (iii) by the Trustee to any Rating Agency, commercial paper dealer or a support provider or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any

Noteholders' Agent provides managerial services or acts as the administrative agent and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. The Obligors' Agent and each Obligor each agrees to take such measures as shall be reasonably requested by ABS to protect and maintain the security and confidentiality of such information, and in connection therewith, shall allow ABS from time to time during normal business hours and upon reasonable prior notice to inspect the applicable security and confidentiality arrangements from time to time in normal business hours. The Obligors' Agent shall give ABS five days' prior written notice of any disclosure pursuant to this Section 4.02(a).

                 (b) Reconveyance. Prior to each date as of which Contracts and the Equipment subject to such Contracts are to be removed by ABS pursuant to Section 3.03, the Trustee shall, in accordance with Section 6.11 of the Master Facility Agreement, assign, on behalf of the Related Obligors, without recourse, representation, or warranty, to ABS all of such Obligor's right, title, and interest in and to such removed Contract, such purchased Equipment, and all security and documents relating thereto, such assignment being an assignment outright and not for security; and upon payment of the Prepayment Amount ABS will thereupon own such Contract, such Equipment and all such security and documents, free of any further obligation to the Obligors' Agent or the Related Obligors with respect thereto. If in any enforcement suit or legal proceeding it is held that ABS, as the Servicer may not enforce a Contract on the ground that it is not a real party in interest or holder entitled to enforce the Contract, the Related Obligors shall, at ABS's expense, take such steps as the Obligor's Agent deems necessary to enforce the Contract, including bringing suit in such Related Obligors' name.

                 (c) User's Quiet Enjoyment. Each Obligor and the Obligors' Agent each hereby acknowledges and agrees that its rights in the Equipment are expressly subject to the rights of the related Users in such Equipment pursuant to the applicable Contract. Each Obligor and the Obligors' Agent each covenants and agrees that, so long as a User shall not be in default of any of the provisions of the applicable Contract, none of the Obligors' Agent or any Obligor nor any assignee of any of them will disturb the Obligor's quiet and peaceful possession of the related Equipment and the User's unrestricted use thereof for its intended purpose.

                 SECTION 4.03 Pledge of Conveyed Assets. ABS understands that the Obligors intend to Pledge the Conveyed Assets and their rights (but not their obligations) under this Agreement to the Trustee pursuant to the Master Facility Agreement and hereby consents to the assignment of all or any portion of this Agreement by each Obligor to the Trustee. ABS agrees that any such assignee of each Obligor may exercise the rights of such Obligor hereunder and shall be entitled to all of the benefits of such Obligor hereunder and to the extent provided for in the Master Facility Agreement.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

                 SECTION 5.01 Conditions to the Obligors' Obligations. The obligations of an Obligor to accept the contribution of any Conveyed Assets on the related Contribution Date shall be subject to the satisfaction of the following conditions:

                 (a) All representations and warranties of ABS contained in this Agreement shall be true and correct on the related Contribution Date with the same effect as though such representations and warranties had been made on such date;

                 (b) All information concerning such Conveyed Assets provided to such Obligor shall be true and correct as of the related Cut-Off Date in all material respects;

                 (c) ABS shall have delivered to such Obligor a List of Contracts as of the related Cut-Off Date and shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

                 (d) ABS shall have recorded and filed, at its expense, any financing statement with respect to such Conveyed Assets pursuant to this Agreement meeting the requirements of applicable state law in such manner in such jurisdictions as are necessary to perfect the transfer and contribution of such Conveyed Assets from ABS to such Obligor, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to the Obligors' Agent and the Trustee; and

                 (e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Obligors' Agent, and the Obligors' Agent shall have received from ABS copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Obligors' Agent may reasonably have requested.

                 SECTION 5.02 Conditions to ABS's Obligations. The obligations of ABS to convey and contribute any Conveyed Assets on the related Contribution Date shall be subject to the satisfaction of the following conditions:

                 (a) All representations and warranties of the Obligors' Agent and each Related Obligor contained in this Agreement and in the related Contribution Agreement Supplement shall be true and correct with the same effect as though such representations and warranties had been made on such date; and

                 (b) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to ABS, and ABS shall have received from the Obligors' Agent copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as ABS may reasonably have requested.

                                  ARTICLE VI.

                                  TERMINATION

                 SECTION 6.01 Termination. The respective obligations and responsibilities of ABS, the Obligors' Agent and each Obligor created by this Agreement and any Contribution Agreement Supplement shall terminate upon the latest of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon disposition of any Charged-Off Contracts; (ii) the distribution to all Obligors of all amounts required to be paid to them pursuant to this Agreement; and (iii) the termination of the Master Facility Agreement.

                 SECTION 6.02 Effect of Termination. No termination nor rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of ABS or the Obligors' Agent or any Obligor shall be deemed to impair or affect the obligations pertaining to any executed contribution or executed obligations, including, without limitation, pretermination breaches of representations and warranties by ABS, the Obligors' Agent or any Obligor.


                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

                 SECTION 7.01 Amendment. This Agreement may be amended from time to time by ABS and the Obligors' Agent only with the prior written consent of the Servicer and the Trustee.

                 SECTION 7.02 Governing Law. This Agreement and any amendment hereof pursuant to Section 7.01 shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                 SECTION 7.03 Notices. All demands, notices, and communications under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered against receipt of registered or certified mail or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested; (ii) when delivered by courier with appropriate evidence of receipt; or (iii) upon transmission via facsimile or telex with appropriate evidence of receipt (a) in the case of ABS, at the following address: Advanta Business Services Corp., 1020 Laurel Oak Road, Voorhees, New Jersey 08043, attention: Treasury Department, and (b) in the case of the Obligors' Agent, at the following address: 1325 Airmotive Way, Suite 130, Reno, Nevada 89502. Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.03 for giving notice and by otherwise complying with any applicable terms of this Agreement, including, but not limited to, subsections 4.01(d) and (e).

                 SECTION 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                 SECTION 7.05 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by ABS, except as (i) provided in Section 4.01(a) and (ii) as collateral security granted to the Trustee, without the prior written consent of the Obligors' Agent, and, except as provided in Section 4.03, this Agreement may not be assigned by the Obligors' Agent without the prior written consent of ABS.

                 SECTION 7.06 Further Assurances. Each of ABS and the Obligors' Agent and each Obligor agrees to do such further acts and to execute and deliver to the Trustee such additional assignments, agreements, powers and instruments as are required by the Trustee to carry into effect the purposes of this Agreement or to better assure and confirm unto the Trustee its rights, powers and remedies hereunder.

                 SECTION 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Obligors' Agent, any Obligor or ABS, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

                 SECTION 7.08 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

                 SECTION 7.09 Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Trustee, the Noteholders and their respective successors and permitted assigns.

                 SECTION 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Contribution Agreement Supplements, the Master Facility Agreement and all related Series Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Contribution Agreement Supplements. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                 SECTION 7.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 SECTION 7.12 Schedules and Exhibits. The exhibit attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                 SECTION 7.13 No Bankruptcy Petition Against Obligors' Agent or any Obligor. ABS agrees that, prior to the date that is one year and one day after the payment in full of the Notes, it will not institute against the Obligors' Agent or any Obligor, or join any other Person in instituting against the Obligors' Agent or any Obligor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section
7.13 shall survive the termination of this Agreement.

                 IN WITNESS WHEREOF, ABS and the Obligors' Agent have caused this Master Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.


                                     ADVANTA BUSINESS SERVICES CORP.,
                                     as the Contributor



                                     By________________________________________




                                     ADVANTA LEASING RECEIVABLES CORP. III,
                                     as the Obligors' Agent




                                     By________________________________________

                                                                       EXHIBIT A


                   FORM OF CONTRIBUTION AGREEMENT SUPPLEMENT

                 THIS CONTRIBUTION AGREEMENT SUPPLEMENT, dated __________ (the "Contribution Date") is entered into between ADVANTA Business Services Corp. ("ABS"), a Delaware corporation located at 1020 Laurel Oak Road, Voorhees, New Jersey 08043, ADVANTA LEASING RECEIVABLES CORP. III ("ALRC III," in its capacity as the "Obligors' Agent" and in its capacity as a "Related Obligor"), a Nevada corporation located at 1325 Airmotive Way, Suite 130, Reno, Nevada 89502 and ADVANTA BUSINESS RECEIVABLES LLC ("ABRLLC," in its capacity as a "Related Obligor"), a Nevada limited liability company located at 1325 Airmotive Way, Suite 130, Reno, Nevada 89502.


                              W I T N E S S E T H:

                 Reference is hereby made to that certain Master Contribution Agreement dated as of May 1, 1997 (the "Contribution Agreement") between ABS and the Obligors' Agent. Pursuant to the Contribution Agreement ABS agreed to contribute, and the Obligors agreed to accept, from time to time, Conveyed Assets (as defined below) and to Pledge such Conveyed Assets to the Trustee. The Contribution Agreement provides that each such contribution of Additional Conveyed Assets be evidenced by the execution of delivery of a Contribution Agreement Supplement such as this Contribution Agreement Supplement.

                 The Conveyed Assets consist of (i) the Contracts listed on the schedule attached hereto, (ii) all Collections after the related Contribution Date, (iii) Related Security associated therewith, (iv) all balances, instruments, monies and other securities and investments held from time to time by ABS, as Servicer, representing Collections or Residual Receipts or Insurance Proceeds received after the related Contribution Date; (v) all security interests in the Equipment not owned by ABS, and all Equipment owned by ABS, in each case associated with such Contracts, and (vii) all proceeds of the foregoing, but excluding any Insurance Premiums, taxes, late charge fees, Initial Unpaid Amounts and Security Deposits.

                 The Cut-Off Date with respect to the Contracts is close of business on the day prior to the Contribution Date. The Contribution Date is
__________.

                 NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                 Section 1. Definitions. For the purposes of this Agreement, capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Master Facility Agreement or the Contribution Agreement.

                 Section 2. Contribution; Conveyance. (a) (i) ABS hereby assigns, transfers and conveys to ALRC III all of ABS's right, title and interest in, to, and under all Conveyed Assets consisting of Equipment, whether now existing or hereafter arising, and ABS hereby assigns, conveys, grants and transfers to ALRC III, without representation, warranty or recourse except as set forth in Section 3 hereof, all of its right, title and interest in and to all Conveyed Assets consisting of Equipment, whether now existing or hereafter arising.

                 (ii) ABS hereby assigns, transfers and conveys to ABRLLC all of ABS's right, title and interest in, to, and under all Conveyed Assets other than Equipment, whether now existing or hereafter arising, and ABS hereby assigns, conveys, grants and transfers to ABRLLC, without representation, warranty or recourse except as set forth in Section 3 hereof, all of its right, title and interest in and to all Conveyed Assets other than Equipment, whether now existing or hereafter arising.

                 (b) In connection with such contribution, ABS has heretofore recorded and filed, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Conveyed Assets, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and to maintain the perfection of, the transfer and contribution of the Conveyed Assets from ABS to the Related Obligors and the Pledge of the Conveyed Assets from the Related Obligors to the Trustee, and delivered a file-stamped copy of such financing statements or other evidence of such filings to the Related Obligors (and copies to the Agent); provided, however, that no financing statements, except as required by the Master Facility Agreement have been or will be recorded or filed with respect to the sale or transfer of the Equipment unless (i) ABS shall be requested by ALRC III, or the Obligors' Agent, to file UCC-3 or similar statements with respect to Equipment in which ABS has a security interest only in order to exercise remedies with respect to Charged-Off Contracts to which such Equipment relates or (ii) such Equipment has a value in excess of $25,000; and provided, further, that the Contract Files will not be physically delivered to the Related Obligors but instead will be held by ABS on behalf of the Related Obligors and the Trustee and the Contract Files will be marked as required by the Master Facility Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by ABS or the Related Obligor is sufficient as a financing statement in any State to perfect the transfers granted in the Agreement.

                 (c) In connection with such contribution ABS shall, at its own expense, (i) cause its Electronic Ledger to be marked to show that the Conveyed Assets have been contributed and transferred to the Related Obligors in accordance with this Agreement and the Conveyed Assets conveyed to the Contribution in accordance with the Master Facility

Agreement on or prior to the Contribution Date and (ii) deliver to the Trustee on behalf of the Related Obligors the related List of Contracts, which shall also include, for each Series 1997-A Contract, the related Discounted Booked Residual on the Contribution Date.

                 Section 3. Representations and Warranties. (a) ABS hereby (i) confirms the accuracy, as of the Contribution Date, of the representations and warranties of ABS set forth in Section 3.01 of the Contribution Agreement and (ii) represents and warrants that, as of the Contribution Date, each Contract is an "Eligible Contract" as of the Contribution Date. Such representations and warranties are made for the benefit of the Obligors' Agent, the Related Obligors and the Trustee, and the Related Obligor is relying on such representations and warranties in accepting the contribution of the related Conveyed Assets. Such representations and warranties speak as of the Contribution Date, unless otherwise indicated, but shall survive each contribution, assignment, transfer and conveyance of the respective Conveyed Assets to the Related Obligor and its successors and assigns and the Pledge by the Related Obligors to the Trustee.

                 (b) Each Related Obligor hereby confirms the accuracy as of the Contribution Date of the representations and warranties made by the Obligors' Agent on its behalf pursuant to Section 3.02 of the Contribution Agreement.

                 Section 4. Amendment. This Agreement may be amended from time to time by ABS, the Related Obligors and Obligors' Agent only with the prior written consent of the Servicer and the Trustee.

                 Section 5. Governing Law. This Agreement and any amendment hereof pursuant to Section 4 shall be construed in accordance with and governed by the substantive laws of the State of New York (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                 Section 6. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

                 Section 7. Binding Effect; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Trustee and their respective successors and permitted assigns.

                 Section 8. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 IN WITNESS WHEREOF, ABS, the Obligors' Agent and the Related Obligors have caused this Contribution Agreement Supplement to be duly executed by their respective officers as of the day and year first above written.



                                      ADVANTA BUSINESS SERVICES CORP.


                                      By:______________________________________
                                         Title:________________________________



                                      ADVANTA LEASING RECEIVABLES CORP.
                                         III, as the Obligors' Agent


                                      By:______________________________________
                                         Title:________________________________

                                      ADVANTA LEASING RECEIVABLES CORP.
                                         III, as a Related Obligor

                                      By:______________________________________
                                         Title:________________________________

                                      ADVANTA BUSINESS RECEIVABLES LLC,
                                         as a Related Obligor

                                      By:   ADVANTA LEASING RECEIVABLES CORP.
                                            III, its Managing Member

                                      By:______________________________________
                                         Title:________________________________